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                                              EXHIBIT 23.8

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 and the related prospectus of Wyndham International, Inc. to be filed with the Securities and Exchange Commission on or about June 30, 1999 for the registration of 20,000,000 shares of common stock of Wyndham International, Inc., of our report dated February 11, 1998, except for Note 21, as to which the date is March 1, 1998, and Note 3, as to which the date is March 30, 1998, on our audit of the consolidated financial statements of Interstate Hotels Company as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in the Joint Current Report on Form 8-K of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated April 20, 1998.

                                        /s/ PriceWaterhouseCoopers
                                        PRICEWATERHOUSECOOPERS

Pittsburgh, Pennsylvania
June 30, 1999